CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Global Natural Resources Fund:

We consent to the use of our report dated October 10, 2018, with respect to the financial statements for the Putnam Global Natural Resources Fund, as of August 31, 2018, incorporated herein by reference and to the reference to our firm under the headings “Agreement” in the Prospectus/Proxy Statement and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
February 20, 2019